Exhibit 4.2

- 018 -	- 423,619 -

AdChina Ltd.

INCORPORATED IN THE CAYMAN ISLANDS UNDER THE COMPANIES LAW

CAPITAL OF :

US$5,309.5 DIVIDED INTO (I) 65,000,000 ORDINARY SHARES OF PAR VALUE US$0.00005 EACH, AND (II) 13,260,000 SERIES A PREFERRED SHARES OF PAR VALUE US$0.00005 EACH, AND (III) 18,300,000 SERIES B PREFERRED SHARES OF PAR VALUE US$0.00005 EACH, AND (IV) 9,630,000 SERIES C PREFERRED SHARES OF PAR VALUE US$0.00005 EACH.

This Certifies that                                                                                                                                .

Of                                                                                                                                                                                                    .

is the registered shareholder of 423,619 (four hundred twenty three thousand six hundred nineteen) Ordinary Shares fully paid and non-assessable, subject to the Memorandum and Articles of Association of the Company, and transferable only on the books of the Company by the holder hereof in person or by Attorney upon surrender of this certificate properly endorse.

Given under the Common Seal of the said Company this 27th day of June, 2011.

The Common Seal of the Company	was hereunto affixed in the presence of

Director	Secretary

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A STOCK OPTION EXERCISE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF ANY PUBLIC OFFERING OF THE ORDINARY SHARES OF THE ISSUER HEREOF.  SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.